                                                                     EXHIBIT 4.2

                        PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU
--------------------------------------------------------------------------------

---------------           Statement with Respect to Shares
Entity Number:             Domestic Business Corporation
278411                         (15 Pa.C.S.(S) 1522)

---------------


------------------------------------------------
Name                                               Document will be returned to
PECO Energy Company                                name and address you enter to
------------------------------------------------   the left.
Address
2301 Market Street
------------------------------------------------
City               State               Zip Code
Philadelphia       PA                  19101
------------------------------------------------
--------------------------------------------------------------------------------

Fee: $52                       -------------------------------------------------

                               Filed in the Department of State on _____________



                               ________________________________________________
                                          Secretary of the Commonwealth

--------------------------------------------------------------------------------

     In compliance with the requirements of 15 Pa.C.S. (S) 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

--------------------------------------------------------------------------------
1.  The name of the corporation is:
PECO Energy Company
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2.  Check and complete one of the following:

_____ The resolution amending the Articles under 15 Pa.C.S. (S) 1522(b)
      (relating to divisions and determinations by the board), set forth in full, is as follows:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

  X   The resolution amending the Articles under 15 Pa.C.S. (S) 1522(b) is set
----- forth in full in Exhibit A attached hereto and made a part hereof.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S.(S) 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is __________ shares.

--------------------------------------------------------------------------------

DSCB:15-1522-2


--------------------------------------------------------------------------------
4. The resolution was adopted by the Board of Directors or an authorized committee thereon on:

_______________________________________________________________________________

--------------------------------------------------------------------------------
5.    Check, and if appropriate complete, one of the following:

____ The resolution shall be effective upon the filing of this statement with respect to shares in the Department of State.

____  The resolution shall be effective on:____________________ at_____________.
                                                   Date                Hour



                                      ------------------------------------------
                                      IN TESTIMONY WHEREOF, the undersigned
                                      corporation has caused this statement to be signed by a duly authorized officer thereof this

                                      ______ day of ____________,_________.



                                                PECO Energy Company
                                      ------------------------------------------
                                               Name of Corporation


                                      __________________________________________
                                                     Signature

                                      __________________________________________
                                                       Title

                                      ------------------------------------------

                                     [LOGO]

                              Department of State
                               Corporation Bureau
                                 P.O. Box 8722
                           Harrisburg, PA 17105-8722
                                 (717) 787-1057
                     website: www.dos.state.pa.us/corp.htm


Instructions for Completion of Form:

A. Typewritten is preferred. If not, the form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $52 made payable to the Department of State.

B. A separate form shall be submitted for each class or series of shares affected. If a number of classes or series of shares are affected at the same time, consideration should be given to filing form DSCB:15-1915/5915 (Articles of Amendment-Domestic Corporation).

C. The effective date in Paragraph 5 may not be prior to the filing date, but the resolution may state a prior effective date "for accounting purposes only."

D. If the corporation was incorporated on or after October 1, 1989, the words "or corresponding provisions of prior law" may be omitted from Paragraph 3.

E. This form and all accompanying documents shall be mailed to the address stated above.

F. To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.

                                    EXHIBIT A

                        RESOLUTIONS OF BOARD OF DIRECTORS

         RESOLVED, that the Company hereby establishes a series of Preferred
Stock which shall be designated as "     % Preferred Stock", consisting of
shares without par value.

         RESOLVED, that the terms of the      % Preferred Stock, in the respect
in which the shares of such series may vary from shares of the other series of the Preferred Stock shall be as follows:

                  (a) The dividend rate of      % Preferred Stock shall be     %
per annum, and shall be the date from which dividends shall be cumulative on all shares issued prior to the record date for the dividend payable .

                  (b) The redemption price of the    % Preferred Stock shall be
$   per share if redeemed on or before     , $      per share if redeemed
thereafter, but on or before      , $       if redeemed thereafter but on or
before        , and $        per share if      redeemed on or after    ,
together, in each case,with a sum equal to accumulated and unpaid dividends, computed as provided in Section 403 of Article IV of the Company's Amended and Restated Articles of Incorporation.

                  (c) The amount per share for the     % Preferred Stock payable
to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, to which shall be added a sum equal to accumulated and unpaid dividends, computed as provided in Section 4 of the
Company's Amended and Restated Articles of Incorporation, shall be $     .